Exhibit 99.2

Hadron Energy

NASDAQ: $HDRN


DATA CENTER 1
Hadron Energy

SECOND QUARTER 2026

Letter to Stockholders

First quarter as a public company. Commercial deployment of 10 MWe light-water microreactors for data centers, federal installations, and industry.

HADRON ENERGY, INC. · NASDAQ: $HDRN

Q2 2026

Hadron Energy
THE LETTER

PART 01 THE LETTER

Dear Fellow Stockholders,

The first half of 2026 marks a fundamental inflection point for Hadron Energy. We completed our public listing on Nasdaq to become the first publicly traded light-water micro modular reactor (MMR) company, strengthened our leadership and engineering team, secured critical regulatory milestones, and advanced a growing pipeline of potential customer deployments. Most importantly, we continue to focus on derisking the path from advanced reactor design to commercial deployment.

Our strategy is straightforward: commercialize the Halo MMR which is a 10 MWe unit that is based on proven light-water reactors that have operated the past roughly 70 years in the U.S. Navy and commercial industry, representing 100% of the 94 commercial nuclear reactors installed today in the United States. The Hadron Halo is designed to be fabricated in a centralized facility and be truck-transportable to site specific deployments. It is the first MMR to fill the market gap in dispatchable nuclear power for data centers, industrial facilities, military bases, remote communities, and other mission-critical applications demanding firm, on-site, carbon-free power.

The regulatory pathway is proven for light-water reactors and favorable frameworks are underway for MMRs of low-consequence, specifically benefiting Hadron's approach to accelerated and de-risked licensing. This letter highlights the progress we have achieved and the strategic positioning we have established for the coming 18 months.

Public Listing and Strengthened Capitalization

In May 2026, we completed our business combination with GigCapital7 Corp. and began trading on Nasdaq under the ticker symbol, HDRN. As the first publicly traded light-water MMR company, we raised about $31 million in gross equity proceeds with zero debt at closing. This capital has enabled us to strengthen our operational foundation, build the foundation of a world-class engineering organization, and accelerate commercialization roadmap execution in under two years of being founded.

THE HALF IN THREE NUMBERS

$31M	$22.2M	15
GROSS EQUITY PROCEEDS AT CLOSING, WITH ZERO DEBT	CASH AND CASH EQUIVALENTS AT JUNE 30, 2026	PUBLIC ANNOUNCEMENTS IN THE FIRST HALF OF 2026

Hadron Energy · Letter to Stockholders · Q2 2026
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Hadron Energy
THE LETTER · LEADERSHIP

THE LETTER, CONTINUED

Leadership and Organizational Readiness

Public company operations require world-class operational and financial leadership. Our leadership team has strengthened significantly in H1 of 2026. Building off of our exceptional team prior to 2026, below is a list of some strategic Director and Executive hires we've made so far this year:



Eric Williams

EXECUTIVE VICE PRESIDENT OF ENGINEERING

Eric Williams has just joined the Hadron team as Executive Vice President of Engineering, previously COO of TerraPower, where he secured the first Nuclear Regulatory Commission (NRC) Construction Permit for TerraPower's Natrium Reactor while leading 1,000+ person operations spanning engineering, supply chain, and regulatory affairs. Eric brings to Hadron his significant small-modular reactor (SMR) and advanced reactor expertise from design through go-to-market and commercial deployment.



Ken Canavan

CHIEF OPERATIONS OFFICER

Ken Canavan is Hadron's Chief Operations Officer with 40 years in energy including 15+ years of nuclear plant operations experience, including leadership of the $200M+ eVinci Micro Reactor development program and >$50M global R&D portfolio at EPRI. Strategic innovator with expertise in safety analysis, risk management, equipment reliability, and transformational change.



Brian Arnholt

DIRECTOR OF REACTOR SYSTEMS

Brian Arnholt is Hadron's Director of Reactor Systems and SMR design and licensing expert with 30 years across NuScale, BWXT, and Halo MMR. He is an expert in next-generation SMR design and first-of-a-kind engineering. Brian authored NuScale's I&C Design Certification and achieved the first NRC approval of SMR controls systems, the critical licensing precedent for commercial reactors.



Jason Christensen

DIRECTOR OF LICENSING & QUALITY ASSURANCE

Jason Christensen is Hadron's Director of Licensing & Quality Assurance with significant microreactor regulatory expertise. He served as program manager for the Department of Energy's (DOE's) Regulatory Development Program and as the DOE Microreactor Program's regulatory lead, overseeing manufacturing licenses, transportation, and regulatory technology development plans. He has extensive experience with NQA-1 quality assurance programs and a proven track record engaging international regulators and developing training for the Canadian Nuclear Safety Commission, combined with extensive time as a qualified NRC inspector.

We have also recruited critical engineers covering Principal Thermal Hydraulics Engineering, Senior Fluids Systems Engineering, Principal Mechanical Engineering, Lead Instrumentation & Controls Engineering, Lead Refueling Engineering, and Mechanical Engineering to strengthen our technical expertise and expand Hadron's design and licensing capabilities.

This depth of leadership, combined with Dr. Avi Katz as Hadron's Executive Chairman, and exceptional industry veteran experts on the board of directors, positions Hadron to navigate the technical rigor and regulatory complexity required for successful deployment.

Hadron Energy · Letter to Stockholders · Q2 2026
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Hadron Energy
THE LETTER · REGULATORY

THE LETTER, CONTINUED

Regulatory De-Risking: NRC Milestones

NRC approval is the binding constraint on advanced reactor commercialization. Therefore, we have prioritized pre-application engagements with the NRC through multiple successful filings. In June 2026, the NRC staff issued a final safety evaluation, approving our Quality Assurance Program Description (QAPD) for future licensing applications under 10 CFR Part 52. This is a first for light-water MMRs and a critical milestone for the industry. The accepted QAPD creates a vetted quality framework covering design, manufacturing, construction, operations, and decommissioning that we can reference in future licensing applications, reducing duplicative NRC review.

In April 2026, we submitted our Principal Design Criteria whitepaper to the NRC. This submission establishes our technical and safety framework for commercial deployment. Together with the accepted QAPD, these submissions represent substantial progress in converting early NRC engagement into a credible, reviewable licensing package.

THE HADRON LICENSING PATHWAY


Hadron pathway
FIRST OF A KIND
PRE-APPLICATION IN PROGRESS
LICENSING APPLICATION
MANUFACTURE AND TEST
Hadron, subsequent
NTH OF A KIND
SUBSEQUENT APPLICATION
MANUFACTURE
TODAY
+1 YEAR
+2 YEARS
+3 YEARS
+4 YEARS

Illustrative sequence of licensing stages; not to scale and not a schedule commitment.

COMPLETED TO DATE

NRC Letter of Intent	Submitted
Regulatory Engagement Plan	Submitted
Pre-application meetings	Ongoing
Quality Assurance Program Description	Final safety evaluation issued, June 2026
Principal Design Criteria whitepaper	Submitted, April 2026

TECHNOLOGY ADVANCEMENT AND INTELLECTUAL PROPERTY

In May 2026, the U.S. Patent and Trademark Office published our first patent application, titled 'Micro Integral Nuclear Reactor.' The application describes elements of the integral pressure-vessel architecture and transportable configuration that differentiate the Halo design. This publication marks the formal establishment of our intellectual property portfolio and provides public validation of our design innovation.

Hadron Energy · Letter to Stockholders · Q2 2026
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Hadron Energy

THE LETTER · H1 2026 MILESTONES

PART 02 EXECUTION

Key milestones achieved in H1 2026

Fifteen announcements in the first half of 2026 describe one direction of travel: capitalize the company, secure the fuel and operator chain, and clear the regulatory milestones that gate a manufacturing license application.

JANUARY

Ken Canavan appointed Chief Operating Officer and Rahul Shukla Chief Financial Officer
Technical, regulatory and board leadership expanded at the same time. 8 January 2026.

FEBRUARY

NRC public meeting held on the Quality Assurance Program
18 February 2026.

MARCH

Strategic collaboration signed with Paragon Energy Solutions
Microreactor instrumentation and control development. 17 March 2026.

APRIL

Valuation aligned to $600 million after the Form S-4 was declared effective
20 April 2026.

Principal Design Criteria white paper submitted to the NRC
22 April 2026.

Strategic investment and multi-project deployment framework with Smartland Energy
Up to five qualified projects at approximately 150 MWe each. 28 April 2026.
NON-BINDING MOU

Uranium conversion services agreement signed with ConverDyn
Domestic UF_6 conversion secured from first deployment through commercial scaling. 30 April 2026.

MAY

Business combination with GigCapital7 completed; trading begins on Nasdaq under $HDRN
Approximately $31 million received, no debt. First publicly traded light-water micro modular reactor company. 26 May 2026.

JUNE

NRC accepts the Quality Assurance Program Description for future manufacturing license applications
A first for a light-water microreactor. 4 June 2026.

GSE Solutions selected to deliver the full-scope training simulator
Supports NRC operator licensing under 10 CFR Part 55. 9 June 2026.

First US patent application published
US 2026/0128185 A1, Micro Integral Nuclear Reactor. 16 June 2026.

Six strategic hires across engineering, operations and finance
25 June 2026.

DLA Piper Government Affairs engaged
Senior policy counsel including former Senator Richard Burr. 29 June 2026.

JULY

CORE IR engaged to lead investor relations and capital-markets communications
13 July 2026.

Powering What's Next released, setting out the commercial vision for the Halo MMR
15 July 2026.

Hadron Energy · Letter to Stockholders · Q2 2026

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Hadron Energy
THE LETTER · SUPPLY CHAIN & COMMERCIAL

THE LETTER, CONTINUED

Supply Chain and Strategic Partnerships

Advanced reactor deployment requires more than reactor design; it requires a comprehensive operating system spanning fuel, manufacturing, operations, and training. In H1 2026, we advanced several critical workstreams:

INSTRUMENTATION & CONTROL · MARCH 2026

Paragon Energy Solutions

In March 2026, we entered into a strategic collaboration with Paragon Energy Solutions (a Mirion Technologies company) to develop the I&C architecture for the Halo. This partnership provides access to established expertise and accelerates time-to-deployment.

FUEL SUPPLY · APRIL 2026

ConverDyn

In April 2026, we secured a uranium conversion services agreement with ConverDyn, the only conversion partner in the U.S. representing a critical bottleneck in the fuel supply chain, to supply commercial-range domestic uranium. Conversion is a strategically important step in the fuel cycle, strengthening our domestic pathway from first deployment toward commercial scale.

OPERATOR TRAINING · JUNE 2026

GSE Solutions

In June 2026, we selected GSE Solutions to design and deliver a full-scope, high-fidelity training simulator. Developing the simulator alongside the plant design validates operating procedures and human factors before fuel load.

Commercial Market Development and Customer Pipeline

Market demand for firm on-site power is accelerating. Data centers, industrial facilities, and military installations all face similar constraints: rising electricity demand, multi-year grid interconnection queues, and need for power independence. These constraints create opportunities for distributed nuclear generation.

Smartland Energy

STRATEGIC COLLABORATION · APRIL 2026

In April 2026, we announced a strategic collaboration with Smartland Energy to evaluate potential deployment of the Halo across up to five Smartland projects. Smartland's development pipeline encompasses approximately 1.8 GWe of behind-the-meter capacity targeted for completion by 2035. In connection with this MOU, Smartland made an initial strategic investment in Hadron Energy and may consider participation in future financing rounds. Initial deployments under this framework are targeted for the early 2030s, subject to completion of technical, commercial, and regulatory diligence.

PROJECTS	Up to 5
PIPELINE	~1.8 GWe by 2035
FIRST DEPLOYMENTS	Early 2030s

Beyond Smartland, we are advancing early-stage commercial dialogues with data center operators, industrial end-users, and utilities. Our commercial engagement strategy involves meeting customers early enough that site conditions, technical requirements, financing structure, and licensing strategy can inform deployment pathways, then move qualified opportunities through site assessment, technical diligence, and toward definitive agreements.

CUSTOMER ACQUISITION PROCESS

01	**Early engagement**	Site conditions, technical requirements, financing structure and licensing strategy inform deployment pathways
02	**Site assessment**	Qualified opportunities move through site assessment
03	**Technical diligence**	Site-specific technical and commercial diligence
04	**Definitive agreements**	Opportunities advance toward definitive agreements

Hadron Energy · Letter to Stockholders · Q2 2026
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Hadron Energy
THE LETTER · FINANCIAL POSITIONING & OBJECTIVES

THE LETTER, CONTINUED

Financial Positioning and Capital Deployment

On June 30, 2026, Hadron held $22.2 million in cash and cash equivalents, which allows us to deploy and proceed toward our engineering and regulatory licensing plans over the next year. Our capital allocation is disciplined: all spending is sequenced against regulatory and technical milestones that directly advance the commercialization roadmap.

H1 2026 CAPITAL DEPLOYMENT FOCUSED ON

01 Advancing design maturity, manufacturing readiness, and engineering recruitment

02 Regulatory engagement and licensing preparation

03 Supply chain partnership and fuel-cycle security

04 Operator training and simulator development

05 Customer technical support

06 Infrastructure required of a publicly traded company

INVESTOR RELATIONS AND GOVERNMENT AFFAIRS

In June 2026, we engaged DLA Piper's Government Affairs team to advance federal policy, funding, and deployment strategy supporting the Halo commercialization roadmap with the various States and Federal organizations and prospective customers. In July 2026, we engaged CORE IR to lead our investor relations strategy and execution in the public markets.

Strategic Objectives for the Next 18 Months

Our Board of Directors Approved Priorities Through December 31, 2027 are clear:

01 Complete NRC pre-application review and advance toward formal Combined License application strategy;

02 Assemble a world-class best of kind lead and efficient engineering organization;

03 Establish a design and demonstration center that will exhibit our Halo MMR and a complete command-and-control operational simulator;

04 Advance highest-priority customer opportunities toward site-specific technical and commercial diligence;

05 Convert preliminary supplier frameworks into definitive scopes covering design, manufacturing, and deployment;

06 FOAK manufacturing strategy and project-finance pathways for early-deployment projects; and

07 Build regulatory, customer, and investor confidence through disciplined execution and transparent reporting against the plan.

Addressing Risks

FOAK deployment will require substantial capital and sustained execution across multiple disciplines. Engineering execution will define Hadron's licensing timelines. We acknowledge these risks and manage them through disciplined planning, regular stakeholder engagement, and staged capital efforts and deployment in the government and the private sectors.

We measure our success by routine and continuous execution against specific regulatory, technical, supply-chain, and customer milestones. This discipline builds confidence with regulators, customers, suppliers, and investors.

Hadron Energy · Letter to Stockholders · Q2 2026
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Hadron Energy
THE LETTER · CONCLUSION

THE LETTER, CONTINUED

Hadron’s Strategic Positioning

Hadron’s competitive position being the pioneer of the light-water MMRs in the industry reflects our focus on proven technology, standardized design, manufacturing simplicity, and a capital-efficient business model. With our 10MWe MMR we will enable installation of nuclear power sources in small and rural townships, mission-critical facilities and industries, military bases, and “behind the meter” customers that can’t or aren’t connected to the electricity grid. Unlike other SMR novel advanced reactor designs requiring years of design qualification and regulatory precedent-setting, the Halo MMR leverages 70 years of light-water reactor safe operating experience and builds on established NRC regulatory frameworks.

Conclusion

The Second Quarter of 2026, being Hadron’s first quarter as a reporting public company, has positioned Hadron as the industry leading light-water MMR company advancing toward commercialization. We have de-risked our regulatory pathway, strengthened our leadership team, secured strategic supply-chain partners, and begun building a substantial customer pipeline. The demand for distributed power is growing, and Hadron Energy is committed to being the leader in the distributed energy market. Our team remains focused on engineering a simple, reliable and cost-effective MMR to streamline licensing with the NRC followed by rapid customer deployment.

We appreciate the support of our shareholders, employees, customers, partners, and advisors, and want to thank you all for your current and future long-term support and passion as we build a leading alternative energy nuclear “deployable for all” COMPANY TO LAST.

Sincerely and looking forward to continue and enhance our close and trusted relationships,





Samuel Gibson

FOUNDER AND CHIEF EXECUTIVE OFFICER · HADRON ENERGY, INC.

Hadron Energy · Letter to Stockholders · Q2 2026
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Hadron Energy
FINANCIAL STATEMENTS

PART 03 FINANCIAL STATEMENTS

HADRON ENERGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	JUNE 30, 2026	DECEMBER 31, 2025
ASSETS		
Current assets		
Cash	$ 22,217	$ 1,757
Prepaid expenses and other current assets	883	333
Total current assets	**23,100**	**2,090**
Property and equipment, net	31	37
Operating lease right-of-use assets	–	81
Other assets	–	6
Deferred transaction costs	–	1,875
Total assets	**$ 23,131**	**$ 4,089**
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)		
Current liabilities		
Accounts payable	$ 937	$ 98
Accrued expenses	805	17,383
Operating lease liabilities, current portion	–	38
Total current liabilities	**1,742**	**17,519**
Warrant liabilities	2,151	–
Operating lease liabilities	–	12
Simple Agreements for Future Equity	–	46,358
Total liabilities	**3,893**	**63,889**
Stockholders' equity (deficit)		
Common stock: $0.0001 par value; 615,000,000 and 99,997,946 shares authorized as of June 30, 2026 and December 31, 2025, respectively; 70,220,020 and 46,066,754 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	7	5
Additional paid-in capital	60,673	12,563
Accumulated deficit	(41,442)	(72,368)
Total stockholders' equity (deficit)	**19,238**	**(59,800)**
Total liabilities and stockholders' equity (deficit)	**$ 23,131**	**$ 4,089**

The notes included in the Company's Form 10-Q for the quarterly period ending June 30, 2026 are an integral part of these unaudited condensed consolidated financial statements.

Hadron Energy · Letter to Stockholders · Q2 2026
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Hadron Energy

FINANCIAL STATEMENTS

HADRON ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	3M JUN 30, 2026	3M JUN 30, 2025	6M JUN 30, 2026	6M JUN 30, 2025
OPERATING EXPENSES				
General and administrative	$ 1,983	$ 373	$ 3,546	$ 522
Research and development	1,154	24	1,597	30
Stock-based compensation	7,900	595	10,634	604
Depreciation	5	1	6	1
Change in fair value of legal settlement liability	(4,911)	–	(9,601)	–
Total operating expenses	6,131	993	6,182	1,157
Loss from operations	(6,131)	(993)	(6,182)	(1,157)
OTHER INCOME (LOSS)				
Change in fair value of Simple Agreements for Future Equity	18,427	(5,769)	31,846	(5,825)
Change in fair value of warrant liabilities	5,262	–	5,262	–
Total other income (loss)	23,689	(5,769)	37,108	(5,825)
Income (loss) before provision for income taxes	17,558	(6,762)	30,926	(6,982)
Provision for income taxes	–	–	–	–
Net income (loss) and comprehensive income (loss)	17,558	(6,762)	30,926	(6,982)
Undistributed earnings allocated to participating securities	(659)	–	(917)	–
Net income (loss) attributable to common shareholders	$ 16,899	$ (6,762)	$ 30,009	$ (6,982)
NET INCOME (LOSS) PER SHARE				
Net income (loss) per share – Basic	$ 0.30	$ (0.15)	$ 0.58	$ (0.15)
Weighted average shares outstanding – Basic	56,967,986	45,684,836	51,552,343	45,349,227
Net loss per share – Diluted	$ (0.03)	$ (0.15)	$ (0.03)	$ (0.15)
Weighted average shares outstanding – Diluted	58,902,057	45,684,836	54,240,683	45,349,227

The notes included in the Company's Form 10-Q for the quarterly period ending June 30, 2026 are an integral part of these unaudited condensed consolidated financial statements.

Hadron Energy · Letter to Stockholders · Q2 2026

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Hadron Energy
FINANCIAL STATEMENTS

HADRON ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	6M JUN 30, 2026	6M JUN 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES		
Net income (loss)	$ 30,926	$ (6,982)
Adjustments to reconcile net income (loss) to net cash used in operating activities:		
Depreciation and amortization	6	1
Change in fair value of legal settlement liability	(9,601)	–
Noncash operating lease expense	81	–
Change in fair value of Simple Agreements for Future Equity	(31,846)	5,825
Change in fair value of warrant liabilities	(5,262)	–
Stock-based compensation	10,634	604
Changes in operating assets and liabilities:		
Prepaid expenses	(550)	(22)
Due from stockholder	–	(39)
Operating lease liabilities	(50)	(35)
Other assets	6	(6)
Accounts payable	564	–
Accrued expenses	710	10
Net cash used in operating activities	**(4,382)**	**(644)**
CASH FLOWS FROM INVESTING ACTIVITIES		
Purchases of property and equipment	–	(10)
Net cash used in investing activities	**–**	**(10)**
CASH FLOWS FROM FINANCING ACTIVITIES		
Proceeds from issuance of Simple Agreements for Future Equity	3,295	1,227
Proceeds from Business Combination	22,944	–
Payment of deferred transaction costs	(1,397)	–
Net cash provided by financing activities	**24,842**	**1,227**
Net increase in cash	20,460	573
Cash – beginning of the period	1,757	17
Cash – end of the period	**$ 22,217**	**$ 590**
SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS		
Right-of-use asset obtained in exchange for lease liabilities	$ –	$ 134
Warrant liabilities issued in connection with Business Combination	$ 7,413	$ –
Deferred transaction costs included in accounts payable	$ 275	$ –
Conversion of SAFEs into common stock and additional paid-in capital	$ 17,807	$ –
Legal settlement liability reclassified to additional paid-in capital	$ 6,624	$ –
Deferred financing reclassified to additional paid-in capital	$ 2,484	$ –

The notes included in the Company's Form 10-Q for the quarterly period ending June 30, 2026 are an integral part of these unaudited condensed consolidated financial statements.

Hadron Energy · Letter to Stockholders · Q2 2026
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Hadron Energy
ABOUT & DISCLOSURES

HADRON ENERGY, INC.

About & Disclosures

About Hadron Energy, Inc.

Hadron Energy, Inc. (Nasdaq: HDRN) is an advanced nuclear technology company focused on developing the Halo Micro-Modular Reactor (MMR), a 10 megawatt-electric factory-manufactured, transportable light-water reactor. Engineered to deliver continuous, emission-free baseload power and heat with a multi-year refueling cycle, Hadron aims to meet growing demand for clean, scalable, and rapidly deployable energy. As an integrated designer, manufacturer, and owner-operator, Hadron Energy is dedicated to powering data centers, industrial and heavy-manufacturing facilities, remote communities, and grid stabilization. For more information, visit www.hadronenergy.com.

Forward-Looking Statements

This letter to stockholders contains forward-looking statements within the meaning of U.S. federal securities laws, including, but not limited to, statements regarding the regulatory approvals of the Halo MMR, and the engineering, development, licensing, and commercialization of the Halo MMR. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the management of Hadron Energy in light of their experience and perception of historical trends, current conditions, and expected future developments, as well as other factors they believe are appropriate in the circumstances, and involve a number of risks and uncertainties, some of which are beyond Hadron Energy's control, that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Hadron Energy undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor and Media Contact

Hadron Energy Investor Center: https://www.hadronenergy.com/investor-relations

Samuel Gibson, Chief Executive Officer
sgibson@hadronenergy.com

Rory Rumore, CoreIR
rory@coreir.com

Hadron Energy, Inc. · Nasdaq: HDRN, HDRNW · hadronenergy.com

Building the future grid.
Clean, compact, unstoppable.

Hadron Energy
Nasdaq: $HDRN

Hadron Energy · Letter to Stockholders · Q2 2026
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